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                                                                    Exhibit 99.1


[LOGO]


For Immediate Release

      Harris Interactive Achieves Positive Cash Flow for Third Quarter 2002

              Solid Results Worldwide Contribute to Positive EBITDA
                     Positive EPS Expected in Fourth Quarter

Rochester, NY, April 24, 2002 -- Harris Interactive(SM) (Nasdaq: HPOL) reported results for the fiscal 2002 third quarter ended March 31, 2002. The Company reported revenue of $28.3 million, up 14% from the $24.8 million reported in the fiscal 2002 second quarter, and up 79% from the $15.8 million reported in the same period a year ago. The results include the first full quarter of revenue from Total Research Corporation, which was acquired by Harris Interactive in November 2001.

The Company was cash flow positive for the quarter for the first time and achieved $0.3 million in EBIDTA. "This is a significant event in our history as a public company," stated Gordon S. Black, chairman and CEO of Harris Interactive. "Increased sales in the U.S., Europe and Japan, helped us reach this major milestone. We are now generating cash and expect to report positive net earnings in our next fiscal quarter, which will end in June."

For the third fiscal quarter, the Company reported a net loss of $1.2 million or $0.02 per share, improved from a net loss of $0.17 per share a year ago.

"The integration of Total Research with Harris Interactive is taking place both faster and with better results than initially expected," stated Albert Angrisani, president and COO. "The cost-saving effects of the Company's rightsizing strategy are being realized. Plus, our newly integrated sales teams are performing very well, and we have won a substantial number of large, new contracts."

Harris Interactive reported $28.5 million in cash and marketable securities as of March 31, 2002.

Focusing on the future, Dr. Black concluded, "Many customers who had used traditional, telephone-based market research are now switching to take advantage of the inherent power and value provided by the Internet. We continue to convert our existing customers to this approach and are also gaining market share from our competitors. We believe this recovery trend will continue into the fourth quarter, when we expect to achieve positive EPS."

                                Rule 10b5-1 Plans
Several Company executives and a former executive are participating in Rule 10b5-1 stock selling plans, that were established in early- and mid-2001 to raise cash to cover taxes attributable to their exercise of Company stock options and to achieve diversification. These plans, administered by financial institutions pursuant to SEC guidelines, enable insiders to sell stock on a regular schedule related to timing, amount and share price that is established when the plan is adopted. These plans only cover a small percentage of each participant's holdings.

The Company also announced the resignation of David Clemm as a Director, effective April 23, 2002. This reduces the size of the board to eight members. Clemm had resigned as the Company's Vice Chairman-Global Operations and Internet Research Development on April 1, 2002.
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                      Conference Call and Webcast Scheduled
The Company has scheduled a conference call to discuss the third quarter results on Thursday, April 25, 2002 at 8:30 a.m. ET. Gordon Black, chairman and CEO; Albert Angrisani, president and COO; and Bruce Newman, CFO will host the teleconference. Formal remarks will be followed by a question and answer session. To access the conference call, please dial (800) 289-0730 in the U.S., or (913) 981-5509 international by 8:20 a.m. ET on April 25. You will need to reference "Harris Interactive."

The conference call will also be webcast live via the Company's website at www.harrisinteractive.com.

        Please see attached schedules for detailed financial information.

                                    -- ### --
About Harris Interactive(SM)


Harris Interactive (Nasdaq: HPOL) is a worldwide market research and consulting firm, best known for The Harris Poll(R)and its pioneering use of the Internet to conduct scientifically accurate market research via its multimillion member online panel. The Company has more than 45 years of experience in supplying clients with actionable knowledge across multiple markets. Through its U.S. and Global Network offices, the Company conducts international research in multiple, localized languages. For more information about Harris Interactive, visit www.harrisinteractive.com. EOE M/F/D/V
--------------------------

Press Contacts:
Dan Hucko
VP, Corporate Communications
Harris Interactive
585-214-7470
dhucko@harrisinteractive.com
----------------------------

Safe Harbor Statement
This media release includes statements that may constitute forward-looking information. We caution you that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Additional detailed information concerning a number of factors that could cause actual results to differ is readily available in the "Risk Factors" section of the most recent Annual Report on form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the "Risk Factors" section of the definitive Joint Proxy Statement/Prospectus dated September 25, 2001 and filed by Harris Interactive with the Securities and Exchange Commission.

                             HARRIS INTERACTIVE INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)
                                   (Unaudited)



                                                             March 31,  June 30,
                                                               2002       2001
                                                             --------   --------

                                     Assets

Current assets:
   Cash and cash equivalents                                 $ 11,276   $ 10,585
   Marketable securities                                       17,245     31,906
   Accounts receivable                                         16,615     12,722
   Costs and estimated earnings in excess
      of billings on uncompleted contracts                      4,205      1,888
   Other current assets                                         3,066      1,580
                                                             --------   --------
              Total current assets                             52,407     58,681

Property, plant and equipment, net                             11,684     14,983
Goodwill and other intangibles, net                            64,302      8,971
Other assets                                                    2,885      2,586
                                                             --------   --------
              Total assets                                   $131,278   $ 85,221

                      Liabilities and Stockholders' Equity

Current liabilities:
   Current installment of long-term debt                     $  1,705       --
   Accounts payable                                             5,132   $  4,805
   Accrued expenses                                            10,408      2,863
   Short-term borrowings                                          326       --
   Billings in excess of costs and estimated
      earnings on uncompleted contracts                         9,226      6,379
                                                             --------   --------
              Total current liabilities                        26,797     14,047

Long-term debt, excluding current installment                     470       --
Other long-term liabilities                                     1,743

              Total stockholders' equity                      102,268     71,174
                                                             --------   --------
              Total liabilities and stockholders' equity     $131,278   $ 85,221

                             HARRIS INTERACTIVE INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In Thousands, except per share data)
                                   (Unaudited)
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                                             Three months ended                 Nine months ended
                                                   March 31,                        March 31,
                                         ----------------------------    ----------------------------
                                             2002            2001             2002           2001
                                         ------------    ------------    ------------    ------------

Revenues from services                   $     28,323    $     15,826    $     70,261    $     42,411
Cost of services                               14,536           8,444          38,129          21,684
                                         ------------    ------------    ------------    ------------
      Gross profit                             13,787           7,382          32,132          20,727

Operating expenses:
   Internet database development                  136           1,633             268           6,767
   Sales and marketing expenses                 3,023           2,443           7,376           6,427
   General and administrative expenses         10,305           8,660          28,834          25,220
   Depreciation and amortization                1,764           1,385           5,510           4,659
   Restructuring                                 --              --             6,222            --
                                         ------------    ------------    ------------    ------------
      Operating loss                           (1,441)         (6,739)        (16,078)        (22,346)

Interest and other income, net                    225             818           1,116           2,833
                                         ------------    ------------    ------------    ------------
Net loss                                       (1,216)         (5,921)        (14,962)        (19,513)

Basic and diluted net loss per share     $      (0.02)   $      (0.17)   $      (0.34)   $      (0.57)

Weighted average shares outstanding -
   basic and diluted                       51,998,168      34,253,841      44,133,169      34,248,444



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